UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2014, certain subsidaries of Consolidated-Tomoka Land Co. (the "Company") entered into a non-recourse $30 million fixed rate mortgage debt financing, by and among those certain subsidiaries of the Company, as borrowers, and Wells Fargo Bank N.A., as lender (the "Mortgage Loan.") The proceeds from the financing were used to reduce the outstanding balance under the Company’s unsecured credit facility. The financing consists of a twenty-year non-recourse secured loan on six of the Company’s income properties. The loan carries a fixed interest rate of 4.33% and requires payments of interest only through the first ten years. After the tenth year of the term, the loan becomes fully pre-payable and requires that the cash flows of the underlying six income properties be swept to pay down the principal balance monthly, and the interest rate is adjusted upward. The loan will mature in October 2034.

The foregoing does not constitute a complete summary of the terms and conditions of, and the descriptions contained herein are qualified in their entirety by reference to, the Mortgage Loan, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 9.01. Financial Statements and Exhibits
The following exhibits are furnished herewith pursuant to Item 9.01 of this Report and shall not be deemed to be “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
(c) Exhibits
99.1 Press Release dated September 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED-TOMOKA LAND CO.

Date: October 6, 2014                                                            By: /s/ Mark E. Patten
Mark E. Patten
Senior Vice President and Chief Financial Officer